AMENDED AND RESTATED
                             SCHEDULE 1

                       DATED SEPTEMBER 7, 2012


FUND
      Annual Fee Rate (as a
      Percentage of each Fund's Average Daily Net Assets)

TOUCHSTONE LARGE CAP GROWTH FUND
      0.75% on the first $200 million
      of assets; 0.70% from $200 million to $1 billion of assets; and 0.65% of such assets in excess of $1 billion

TOUCHSTONE GROWTH OPPORTUNITIES FUND
      0.75% on the first $500 million
      of assets; 0.70% of the next $500 million of assets; and 0.65% of such assets in excess of $1 billion

TOUCHSTONE MID CAP GROWTH FUND
      0.75% on the first $500 million
      of assets; 0.70% of the next $500 million of assets; and 0.65% of such assets in excess of $1 billion

TOUCHSTONE DIVERSIFIED SMALL CAP GROWTH FUND
      1.05% of assets

TOUCHSTONE DYNAMIC EQUITY FUND
      0.85% on first $300 million of assets; 0.80% on next $200 million of assets; 0.75% on next $250 million of assets; 0.70% on next $250 million of assets; 0.65% on next $500 million of assets; 0.60% of next $500 million of assets; and 0.55% on assets over $2 billion

TOUCHSTONE EMERGING GROWTH FUND
      0.90% of assets

TOUCHSTONE INTERNATIONAL EQUITY FUND
      0.90% on first $300 million of assets; 0.85% on next $200 million of assets; and 0.80% on assets over $500 million

TOUCHSTONE CONSERVATIVE ALLOCATION FUND
      0.20% on first $1 billion of assets; 0.175% on next $1 billion of assets; 0.150% on next $1 billion of assets; and 0.125% on assets over $3 billion

TOUCHSTONE BALANCED ALLOCATION FUND
      0.20% on first $1 billion of assets; 0.175% on next $1 billion of assets; 0.150% on next $1 billion of assets; and 0.125% on assets over $3 billion

TOUCHSTONE MODERATE GROWTH ALLOCATION FUND
      0.25% on first $1 billion of assets; 0.225% on next $1 billion of assets; 0.20% on next $1 billion of assets; and 0.175% on assets over $3 billion

TOUCHSTONE GROWTH ALLOCATION FUND
      0.25% on first $1 billion of assets; 0.225% on next $1 billion of assets; 0.20% on next $1 billion of assets; and 0.175% on assets over $3 billion

TOUCHSTONE US LONG/SHORT FUND
      0.80% on first $300 million of assets; 0.75% on next $200 million of assets; 0.70% on next $250 million of assets; 0.65% on next $250 million of assets; 0.60% on the next $500 million; 0.55% on the next $500 million and 0.50% on assets over $2 billion

TOUCHSTONE VALUE FUND
      0.75% on first $300 million of assets; 0.73% on next $200 million of assets; 0.72% on next $250 million of assets; 0.70% on next $250 million of assets; 0.68% on the next $500 million; 0.67% on the next $500 million and 0.66% on assets over $2 billion

TOUCHSTONE INTERNATIONAL SMALL CAP FUND
      0.95% on first $300 million of assets; 0.90% on next $200 million of assets; 0.85% on next $250 million of assets; 0.80% on next $250 million of assets; 0.75% on the next $500 million; 0.70% on the next $500 million and 0.65% on assets over $2 billion

TOUCHSTONE CAPITAL GROWTH FUND
      0.70% on first $300 million of assets; 0.685% on next $200 million of assets; 0.675% on next $250 million of assets; 0.675% on next $250 million of assets; 0.625% on the next $500million; 0.575% on the next $500 million and 0.525% on assets over $2 billion

TOUCHSTONE MID CAP VALUE OPPORTUNITIES FUND
      0.85% on first $300 million of assets; 0.80% on next $200 million of assets; and 0.75% on assets over $500 million

TOUCHSTONE SMALL CAP VALUE OPPORTUNITIES FUND
      0.95% on first $300 million of assets; 0.90% on next $200 million of assets; and 0.85% on assets over $500 million

TOUCHSTONE FOCUSED FUND
      0.70% on first $100 million of assets; 0.65% on next $400 million of assets; and 0.60% on assets over $500 million

TOUCHSTONE MICRO CAP VALUE FUND
      1.00% of assets

TOUCHSTONE SMALL COMPANY VALUE FUND
      0.90% of assets

TOUCHSTONE INTERNATIONAL VALUE FUND
      1.00% of assets

TOUCHSTONE STRATEGIC INCOME FUND
      0.70% of assets




TOUCHSTONE STRATEGIC TRUST

By: /s/ Terrie A. Wiedenheft
Name: Terrie A. Wiedenheft
Title: Treasurer & Controller


TOUCHSTONE ADVISORS, INC.

By: /s/ Steven M. Graziano
Name: Steven M. Graziano
Title: President

By: /s/ Terrie A. Wiedenheft
Name: Terrie A. Wiedenheft
Title: Chief Financial Officer